Exhibit 5.11

First Majestic Silver Corp.

925 West Georgia Street, Suite 1800

Vancouver, B.C. V6C 3L2

I hereby consent to the (i) use of my name in connection with reference to my involvement in the preparation of certain technical information found in the report entitled “San Martin de Bolanõs Jalisco, Mexico, NI 43-101 Technical Report on Mineral Resource and Mineral Reserve Update” dated December 31, 2016 (the “Report”), and (ii) the inclusion and incorporation by reference of information derived from such Report, in First Majestic Silver Corp.’s Registration Statement on Form F-10 (File No. 333-227855).

Sincerely,

/s/ Phillip J. Spurgeon
Phillip J. Spurgeon, P. Geo

City of	Vancouver
Dated the 30th day of October, 2018